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                                                                     Exhibit 4.2

                           [FORM OF FACE OF SECURITY]

No.                                                             $


                      9% SENIOR SUBORDINATED NOTE DUE 2002

          NAVISTAR FINANCIAL CORPORATION promises to pay to _______________________ or registered assigns the principal sum of
          _______________ Dollars on June 1, 2002.

Interest Payment Dates:  June 1, December 1 and at maturity

Record Dates:  May 15, November 15 and 15 days prior to maturity

                                                By: ____________________________
                                                     Authorized Signature


                                                By: ____________________________
                                                     Authorized Signature

Dated:

Certificate of Authentication

          This is one of the 9% Senior Subordinated Notes due 2002 referred to in the within-mentioned indenture.

                         The Fuji Bank and Trust Company,
                              as Trustee


                         By: ____________________________
                              Authorized Signatory
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                         [FORM OF REVERSE OF SECURITY]

                      9% SENIOR SUBORDINATED NOTE DUE 2002

     1. Interest. NAVISTAR FINANCIAL CORPORATION, a Delaware corporation (the "Company," which definition shall include any successor thereto in accordance with the Indenture (as defined below)), promises to pay, until the principal hereof is paid or made available for payment, interest on the principal amount set forth on the face hereof at a rate of 9% per annum. Interest on the Securities will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including May 30, 1997 through but excluding the date on which interest is paid. Interest shall be payable in arrears on June 1, December 1 and at the stated maturity (each an "Interest Payment Date"), commencing December 1, 1997. Interest will be computed on the basis of a 360-day year of twelve full 30-day months and, for periods of less than one month, the actual number of days elapsed. Interest on overdue principal and (to the extent permitted by law) on overdue installments of interest will accrue at a rate equal to 9% per annum.

     2. Method of Payment. The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the May 15 or November 15 next preceding the Interest Payment Date. Holders must surrender Securities to a Payment Agent to collect principal payments. The Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. At the Company's option, interest may be paid by check mailed to the registered address of the Holder of this Security.

     3. Paying Agent and Registrar. Initially, The Fuji Bank and Trust Company (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice.

     4. Indenture. The Company issued the Securities under an Indenture dated as of May 30, 1997 (the "Indenture") between the Company and the Trustee. This Security is one of an issue of Securities of the Company issued under the Indenture. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code (S)(S)77aaa-77bbbb) as amended from time to time. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and such Act for a statement of them. Capitalized terms used herein and not otherwise defined have the meanings set forth in the Indenture. The Securities are general unsecured obligations of the Company limited in aggregate principal amount to $100,000,000. The Indenture limits, among other things, the incurrence of certain Indebtedness by the Company and its

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Subsidiaries; transactions by the Company and its Subsidiaries with certain
Affiliates; the granting of Liens by the Company or any of its Subsidiaries; certain guarantees issued by Subsidiaries of the Company and the ability of the Company and the Subsidiary Guarantors to merge with or into another entity. The limitations are subject to a number of important qualifications and exceptions. The Company must report to the Trustee annually whether it is in compliance with the limitations contained in the Indenture.

     5. Offers to Purchase. Section 4.11 of the Indenture provides upon the occurrence of a Change of Control and subject to further limitations contained therein, the Company shall make an offer to purchase the Securities in accordance with the procedures set forth in the Indenture.

     6. Denominations, Transfer, Exchange. The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Security or portion of a Security selected for redemption, or transfer or exchange any Securities for a period of 15 days before a selection of Securities to be redeemed.

     7. Persons Deemed Owners. The registered holder of a Security may be treated as the owner of it for all purposes.

     8. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment as general creditors unless an "abandoned property" law designates another Person.

     9. Amendment, Supplement, Waiver. The Company and the Trustee may, without the consent of the holders of any outstanding Securities, amend, waiver or supplement the Indenture, the Securities or Subsidiary Guarantee for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the Trust Indenture Act of 1939 or making any other change that does not adversely affect the rights of any Holder. Other amendments and modifications of the Indenture, the Securities or any Subsidiary Guarantee may be made by the Company and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding Securities, subject to certain exceptions requiring the consent of the Holders of the particular Securities to be affected.

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     10.  Successor Corporation.  When a successor corporation assumes all the obligations of its predecessor under the Securities and the Indenture and the transaction complies with the terms of Article V of the Indenture, the predecessor corporation, subject to certain exceptions, will be released from those obligations.

     11. Defaults and Remedies. Events of Default are set forth in the Indenture. Subject to certain limitations in the Indenture, if an Event of Default (other than an Event of Default specified in Section 6.1(a)(viii) or (ix) of the Indenture with respect to the Company) occurs and is continuing, then the holders of note less than 25% in aggregate principal amount of the outstanding Securities may, or the Trustee may, declare the principal of, premium, if any, plus accrued interest, if any, to be due and payable immediately. If an Event of Default specified in Section 6.1(a)(viii) or (ix) of the Indenture with respect to the Company occurs and is continuing, the principal of, premium, if any, and accrued interest on all of the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity reasonably satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing default (except a default in payment of principal or interest or a failure to comply with Article V of the Indenture) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

     12. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

     13. No Recourse Against Others. A director, officer, employee, stockholder or beneficiary, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company or any Subsidiary Guarantor under the Securities, the Indenture or any Subsidiary Guarantee or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

     14. Defeasance. The Indenture contains provisions (which provisions apply to this Security) for defeasance at any time of (a) the entire indebtedness of the Company and any Subsidiary

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Guarantor or this Security and (b) certain restrictive covenants and related
Defaults and Events of Default, in each case upon compliance by the Company with certain conditions set forth therein.

     15. Authentication. This Security shall not be valid until the Trustee signs the certificate of authentication on the other side of this Security.

     16. Abbreviations. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     17. Subordination. The Company's payment of principal of, premium, if any, and interest on the Securities is subordinated in right of payment, to the extent and in the manner provided in Article XI of the Indenture, to the prior payment in full of the Senior Indebtedness of the Company. Each Holder of the Securities, by his acceptance hereof, covenants and agrees that all payments of the principal of, premium, if any, and interest on the Securities by the Company shall be subordinated in accordance with the provisions of Article XI of the Indenture, and each Holder accepts and agrees to be bound by such provisions.

     18. GOVERNING LAW. THE INDENTURE, THIS SECURITY AND EACH SUBSIDIARY GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

     19. Guarantees. This Security may after the date hereof be entitled to certain Subsidiary Guarantees made for the benefit of the Holders. Reference is hereby made to Section 4.15 of the Indenture and to Exhibit B to the Indenture for the terms of any Subsidiary Guarantee (including any terms of subordination of such Subsidiary Guarantee that may apply).

     The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture. Requests may be made to:

          Navistar Financial Corporation
          2850 W. Golf Road
          Rolling Meadows, Illinois  60008
          Telephone:  (847) 734-4000
          Telecopy:  (847) 734-4090

          Attention:  General Counsel

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                                ASSIGNMENT FORM

If you the holder want to assign this Security, fill in the form below and have your signature guaranteed:

          I or we assign and transfer this Security to

________________________________________________________________________________

(Insert assignee's social security or tax ID number)____________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

(Print or type assignee's name, address and zip code) and irrevocably appoint

________________________________________________________________________________

agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

________________________________________________________________________________

Date:______________                        Your signature:______________________
                                                (Sign exactly as your name
                                                appears on the other side of
                                                this Security)

Signature Guarantee:____________________________________________________________
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                      OPTION OF HOLDER TO ELECT PURCHASE


     If you wish to have this Security purchased by the Company pursuant to
Section 4.11 of the Indenture, check the Box:  [     ]

     If you wish to have a portion of this Security purchased by the Company pursuant to Section 4.11 of the Indenture, state the amount: $______________

Date:____________________                    Your signature:_________________


(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:________________